UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2008
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
     Registrant’s telephone number, including area code: (305) 500-3726
          Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Exit Activities
Critical components of our long-term strategy include achieving profitable growth in key product offerings and geographic markets; aligning our resources with our strategic business objectives; and enhancing our competitive position. On December 16, 2008, our Board of Directors approved the following restructuring actions which we believe will further these strategic objectives:
•	Discontinuing our current operations in Brazil, Argentina and Chile. As part of our strategic planning process, we have decided to transition out of our current operations in Brazil, Argentina and Chile, all of which are within our Supply Chain Solutions business segment. We plan to focus our current supply chain efforts in countries and on operations where we are best positioned or have a demonstrated record of achieving long-term profitable growth. Within our Supply Chain Solutions business segment, we intend to leverage our existing infrastructure and client base in North America and continue our focus on expanding our Asia and Trans-Pacific operations.

•	Transitioning out of supply chain contracts in Europe while retaining our current fleet management solutions and dedicated contract carriage operations in the U.K. Consistent with our strategic initiatives to expand our capabilities and competitive position in North America and Asia, we plan to transition out of our supply chain contracts in Europe. We intend to focus our efforts on increasing our fleet management solutions business and dedicated contract carriage product offering in the U.K.
In 2007, these operations accounted for approximately $200 million and $120 million in Supply Chain Solutions gross and operating revenue, respectively. Approximately 45% of this operating revenue was derived from the automotive sector.
We anticipate that the activities described above will result in a pre-tax restructuring charge of approximately $38 million to $45 million (approximately $35 million to $42 million, after-tax) in the fourth quarter of 2008. We expect to incur (i) approximately $13 million to $15 million in employee-related costs, including severance and other termination benefits, associated with a reduction in headcount of approximately 2,400 positions; (ii) approximately $19 million to $24 million in asset-related costs (as described under Item 2.06 of this Current Report on Form 8-K); and (iii) approximately $6 million in contract termination costs. Approximately 50% of the total charges are expected to result in future cash expenditures. We anticipate that we will incur additional pre-tax cash restructuring costs relating to these activities of approximately $4 million (approximately $4 million, after-tax) in 2009 for additional contract and employee termination costs.
The majority of these actions are expected to be completed and benefit earnings by the latter part of 2009.

Workforce Reduction
In addition to the headcount reductions associated with the exit activities described above, we plan to eliminate approximately 700 positions, primarily in the U.S. We believe deteriorating global economic and financial conditions will continue to negatively impact commercial rental performance, used vehicle sales, the automotive sector, and pension plan returns in 2009. The planned workforce reduction is expected to result in cost savings of approximately $36 million in 2009 which will partially offset the impact of these significant challenges.
We anticipate that the workforce reduction will result in a pre-tax restructuring charge of approximately $11 million (approximately $7 million, after-tax) in the fourth quarter of 2008. The entire restructuring charge relates to the payment of severance and other termination benefits, and will result in future cash expenditures. We expect these planned workforce reductions to be substantially completed in January 2009.
Item 2.06 Material Impairments
The disclosures under Item 2.05 of this Current Report on Form 8-K relating to the restructuring actions approved by our Board of Directors on December 16, 2008 are hereby incorporated by reference into this Item 2.06.
As a result of the actions described above in Item 2.05 above, on December 16, 2008, management concluded that a charge for impairment is required under generally accepted accounting principles. We expect that discontinuing our operations in Brazil, Argentina and Chile and transitioning out of supply chain contracts in Europe will result in a non-cash, pre-tax impairment charge of approximately $19 million to $24 million (approximately $18 million to $23 million, after-tax) in the fourth quarter of 2008. The impairment charge is primarily related to the write-down of goodwill, revenue-earning equipment, and operating property and equipment associated with these exited operations. This charge is included in the pre-tax restructuring charge described in Item 2.05 above.
In connection with the decision to transition out of European supply chain contracts, we performed an impairment analysis relating to our European Fleet Management Solutions business segment. Based on this analysis, given current market conditions and business expectations, on December 16, 2008, management concluded that a charge for goodwill impairment is required under generally accepted accounting principles. In the fourth quarter of 2008, we expect to record a non-cash, pre-tax impairment charge of approximately $11 million (approximately $11 million, after-tax) related to the write-down of goodwill.
In total, we expect the fourth quarter 2008 pre-tax charges to be approximately $60 million to $67 million (approximately $53 million to $60 million, after-tax).
The estimates set forth herein are based on current foreign currency exchange rates. These estimates could vary if there is a significant change in exchange rates.

Item 7.01 Regulation FD Disclosure
4th Quarter 2008 Outlook
Attached as Exhibit 99.1 is a copy of our press release dated December 17, 2008, discussing the restructuring plan. The press release also provides an updated outlook with respect to our EPS guidance for fourth quarter 2008.
Automotive Plant Shutdowns
Due to the severity of recently announced downturns in automotive production in North America, we will be issuing temporary layoffs, primarily in the U.S., to approximately 1,300 drivers and warehouse workers, and approximately 125 salaried employees as a result of reduced service levels required to support greatly reduced production activity in certain automotive customer accounts. We are currently assessing the 2009 financial impact of these automotive shutdowns and will provide additional information in the Company’s 2009 business plan outlook discussion on February 4, 2009.
Forward Looking Information
Certain statements and information contained in this Current Report on Form 8-K, including, but not limited to, statements regarding the amount of the expected restructuring and impairment charges and the portion of which will result in cash expenditures; the number of jobs that are expected to be eliminated and our expectations regarding additional headcount reductions throughout 2009; the amount of the cost savings relating to the workforce reductions; the impact of discontinuing our current operations in Brazil, Argentine and Chile and our supply chain operations in Europe; the expected completion times of the various restructuring activities; our current intention with respect to future business focus in our Supply Chain Solutions business segment; and expectations regarding the impact of the automotive shutdowns, are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, our ability to implement the workforce reductions as planned particularly in the foreign markets; changes to the size and components of the expected costs and charges as we begin to execute the restructuring plan and obtain more information; the impact of the restructuring plan on our relationships with our employees, major customers and vendors; our ability to terminate contracts and dispose of assets in the time frame and on the economic terms contemplated in the restructuring plan; our ability to realize costs savings and that these cost savings will adequately offset significant challenges in 2009; unfavorable developments in certain tax and legal matters in Brazil; further deterioration in global economic conditions; the timing and extent of the automotive plant shutdowns; and the other risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01(d) Exhibits
     The following exhibits are furnished as part of this Report on Form 8-K:
          Exhibit 99.1     Press Release dated December 17, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert E. Sanchez
Robert E. Sanchez, Executive Vice President and Chief Financial Officer